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                                                                   EXHIBIT 10.31



                          T & W FUNDING COMPANY VI, LLC

                  COLLATERAL LINE, LOAN, AND SECURITY AGREEMENT

       1. PARTIES. The parties to this Agreement are BANK OF AMERICA NW, N.A. DBA SEAFIRST BANK (Hereinafter called "Bank") and the undersigned engaged in the business of renting, selling on finance terms, and leasing personal property (hereinafter called "Borrower").

       2. RECITAL AND DEFINITIONS. The underlying transactions involved in this borrowing relationship will include, but are not limited to, financing leases, rental vehicles and/or equipment, and purchase contracts. The agreements evidencing these transactions will hereinafter be called "chattel paper." The payment obligor under the chattel paper, which could be a lessee, renter, or purchaser, will hereinafter be called "obligor."

       3. LOAN.

          3.1 Credit Extension. Bank, in its discretion, is willing to extend credit to Borrower, subject to the terms and conditions hereof.

          3.2 Limit. The maximum amount of credit outstanding at any one time shall not exceed a limit established from time to time between Borrower and Bank.

        3.3 Promise to Pay. Borrower promises to repay to Bank all sums advanced pursuant to this Agreement together with interest thereon. Borrower's debt shall be evidenced by this Agreement, supplementing documents, and the Bank's records reflecting advances and payments.

          3.4 Advances. When Borrower desires an advance, it shall prepare a Borrowing Certificate form (see Exhibit A) provided by Bank and deliver it, together with such other documents and information as Bank requires, to the Bank. If approved, Bank will advance by depositing funds in the Borrower's checking account with Bank designated by Borrower for such deposits. Borrower warrants that all advances will be exclusively for business purposes.

           3.5 Interest. The rate of interest shall be fixed at the 30 day BBAIRS LIBOR + 200 basis points. The rate will be adjusted on the last banking day of each month; or floating at the Seafirst Bank's publicly announced Prime lending rate plus zero, changed on the day of any Seafirst Bank prime lending rate change, whichever is less. All interest will be calculated on a 360 day basis.

          3.6 Repayment of Principal. Interest payments shall be paid monthly on the last day of each month by automatic deduction from the borrowers checking account. Principal reductions will be necessary if the month-end borrowing certificate evidences a collateral shortfall. The borrowing certificate must be received no later than 10 days after each month-end and any principal reductions are due immediately upon receipt by the bank of the borrowing certificate. (See Exhibit A for example of the borrowing certificate.)

       4. SECURITY AGREEMENT.

          4.1 To secure all credit extended hereunder, any extension, and renewals thereof, and the full payment and performance by debtor of all obligations under this Agreement or any other agreement, and all other obligations of Borrower to Bank now existing or hereafter arising, direct or indirect, Borrower grants to Bank a security interest in the following property, called "Collateral:"

              a. All presently owned and hereafter acquired goods held as inventory for sale, lease, or rent. Particular descriptions of items shall be delivered to Bank from time to time, but the failure to deliver any such description does not imply that such property is not intended as Collateral; and

              b. All presently owned and hereafter acquired chattel paper and payments, and all accounts due or to become due thereunder relating to goods sold, leased, rented or financed by Borrower, the evidence of all such obligations of which are delivered or proposed to be delivered, to Bank;



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              c. All returned goods, goods traded in or in substitution for goods financed under any chattel paper delivered to Bank;

              d. All insurance claims, or claims for insurance premium refunds due under any policy of insurance covering collateral;

              e. All proceeds of the foregoing.

       4.2 Borrower agrees to deliver to Bank, descriptions of goods subject to this Agreement and all chattel paper covering the same. The specific description contained in any one document may be used for all description purposes. Bank may maintain such chattel paper and documentation in a separate file or files as it desires, notwithstanding that each and every agreement and other collateral shall secure all indebtedness of Borrower to Bank.

       4.3 Warranties. Borrower warrants that it owns the collateral and it is free and clear of all security interest, and encumbrance of every nature except that granted thereunder; that it will not transfer or create or permit the existence of any other lien or security interest upon the collateral without the written consent of Bank. Borrower covenants that it will fully and punctually perform all duties required of it under or in connection with any chattel paper in which a security interest is hereby granted, so that each will be valid and enforceable without any setoff, defenses, or counterclaim in respect thereof. Borrower warrants that each agreement in which a security interest is granted arises in a bona fide transaction in the ordinary course of Borrower's business and without impediment to the enforcement and collection thereof.

       4.4 Insurance. Borrower agrees that it will see that obligors will maintain insurance on goods sold or leased and that such insurance names Bank as loss payee. Such insurance shall cover liability collision comprehensive, theft, fire, and other risks customary for the type of property insured. Upon demand of Bank, Borrower will deliver policies and receipts showing payment of premiums to the Bank. In the event of loss, Bank shall have full power to collect any and all insurance upon such property and to apply the same at its option to any obligations secured hereby whether or not mature, or to the restoration, reconditioning or replacement of collateral. Bank shall have no liability for any loss that may occur by reason of omission or lack of coverage by any such insurance.

       4.5 Notice; Collections. Borrower agrees to make upon its books, suitable and proper entries disclosing all security interests in chattel paper granted to Bank. Bank authorizes Borrower to receive collection of amounts due or to become due under the terms of any chattel paper in which a security interest is granted to Bank. Upon five days' written notice, Bank at any time may terminate the authority of Borrower to make collection on chattel paper hereunder, and Bank may at its election notify any obligor of the security interest and/or effect collection on any chattel paper from obligor. If Bank makes direct collections from obligors, any late charges or collection charges received by Bank shall be retained by it for expenses incurred for such collections and not applied to Borrower's indebtedness. All sums received by Borrower as proceeds of sale, rent or lease of said property shall be held in trust for Bank as security for the indebtedness of Borrower. Borrower agrees to permit Bank or its duly accredited representative to examine its books and records and the collateral at all reasonable times during business hours. Bank may from time to time conduct independent verification of any and all assigned chattel paper.

       4.6 Obligor Defaults; Acceleration; Insurance Claims. If a default in payment due on any chattel paper occurs and such default continues 90 days or if four payments are contractually due, Bank may require Borrower to pay immediately to Bank the then unpaid balance owed by Borrower to Bank on the advance applicable to such chattel paper. Borrower has no right to and shall not make any payments directly or indirectly for the account of any obligor on any chattel paper subject hereto.

       4.7 Damage to Goods; Insurance Claims. If any of the property which is the subject matter of any chattel paper hereunder is lost, damaged or destroyed, by fire, theft, or for any other reason, Borrower shall give immediate written notice thereof to Bank and shall promptly file proof of loss with the insurance company and upon receipt of settlement shall pay to Bank the full unpaid balance by Borrower to Bank on the advance applicable to such chattel paper.

       4.8 Repossessed or Returned Goods. Borrower shall immediately pay to Bank the then unpaid balance owing on any advance made in connection with any chattel paper, if the property is repossessed or returned or repurchased by a lessee or renter, whether upon termination of a lease or otherwise.



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       5. APPOINTMENT OF AGENT. The Borrower hereby designates and appoints Bank its true and lawful attorney with power irrevocable, for it and in its name, place and stead to ask, demand, receive, receipt and give acquittance for, any and all amounts which may be or become, due or payable to Borrower pursuant to the collateral, or any amendment or supplements thereto, and in its discretion to file any claim or take any action or proceeding, or either, in its own name or in the name of the Borrower, or otherwise, which Bank deems necessary or desirable in order to collect or enforce payment of any and all amounts which may become due or owing pursuant to the collateral or any amendment or supplement thereto. The acceptance of this appointment by Bank shall not obligate it to perform any duty, covenant or obligation required to be performed by Borrower under or by virtue of the collateral or any amendments or supplements thereto. Bank may also execute, on behalf of Borrower, any financing statements or other instruments, which in the opinion of Bank, may be desirable to perfect or protect its interest or position with respect to the collateral. Without limiting the generality of the foregoing, Bank is authorized, upon giving notice to Borrower, to notify account obligors and effect direct collection of payments due under the collateral. At the request of Bank, Borrower agrees to enter into any notices desired by Bank to be sent to account obligors.

       6. WAIVERS. This Agreement shall not be qualified or supplemented by course of dealing. No waiver or modification by Bank of any of the terms or conditions hereof shall be effective unless in writing, signed by Bank. No waiver or indulgence by Bank as to any required performance by Borrower shall constitute a waiver as to any subsequent required performance or other obligations of Borrower hereunder.

       7. DEFAULT.

          7.1 Events of Default. Time is of the essence of this Agreement. The following are called "events of default:"

              a. Any failure to pay when due, the full amount of any payment of principal, interest, taxes, insurance premiums, or other charges which are or may be secured hereby; or

              b. Any failure to perform as required by any covenant or agreement herein; or

              c. The falsity of any representation by Borrower herein or in any credit application or financial statement given by Borrower to Bank as a basis for any extension of credit secured hereby; or

              d. If the collateral should be seized or levied upon under any legal or governmental process against Borrower or against the collateral; or

              e. If Borrower becomes insolvent or is the subject of a petition in bankruptcy, either voluntary or involuntary, or any other proceeding under creditor relief laws, or makes an assignment for the benefit of creditors; or, if Borrower is named in, or the collateral is subjected to, a suit for the appointment of a receiver, or

              f. The bank deems itself insecure.

          7.2 ACCELERATION; PENALTY INTEREST RATE. If an event of default occurs, the entire amount of indebtedness secured hereby shall then, or at any time thereafter at the option of the Bank, become immediately due and payable without notice or demand. It shall thereafter and until payment in full, bear interest at the rate of 24% per annum or the interest rate charged on the indebtedness, whichever is higher, and Bank shall have immediate rights to pursue the remedies provided herein.

       8. REMEDIES. Bank shall have all remedies provided by law, and without limiting the generality of the foregoing shall be entitled as follows:

              a. Borrower agrees to put Bank in possession of the collateral on demand; and

              b. Bank is authorized to enter any premises where the collateral is situated and take possession of it without notice or demand and without legal proceedings; and




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              c. At the request of Bank, Borrower shall assemble the collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to both parties; and Bank may make notification as provided by this agreement and pursue collection, or, at Borrower's option, sell all or part of the collateral and make application of all proceeds or sums due on indebtedness as provided for in this agreement; and

              d. Borrower agrees that a period of ten days from the time notice is sent by first class mail or otherwise, shall be a reasonable period of notification of a sale or other disposition of the collateral; and

              e. Borrower agrees that any notice or other communication by Bank to it shall be sent to the mailing address stated herein; and

              f. Borrower agrees to pay on demand, the amount of all expenses reasonably incurred by Bank, arising out of or in connection with this Agreement or the debt secured hereby, including but not being limited to reasonable attorney's fees incurred by Bank whether incurred in protecting or defending the priority of Bank's interest, or in collection of realization procedures, or in defending Bank against claims asserted by Borrower or others; including fees incurred in both trial and appellate courts, or fees incurred without suit. The sums agreed to be paid in this paragraph shall be secured hereby; and

              g. Bank or its authorized agent shall at all reasonable times have the right to be present at Borrower's place of business to receive all communications and remittances relating to said collateral; and

              h. Borrower agrees to pay any deficiency remaining after application of the net proceeds to any indebtedness secured hereby.

       9. APPLICATION LAW; SUCCESSORS. This Agreement and indebtedness and obligations are subject to the laws of the United States and the State of Washington and are to be construed in accordance therewith. All rights of Bank hereunder extend to the successors and assigns of Bank and to the holder of any note or participation evidencing indebtedness granted hereunder. The obligations of Borrower hereunder, extend to and are binding upon the Borrower's heirs, representatives, successors and assigns, provided that Borrower may not assign any rights granted hereunder.

       EXECUTED AT Federal Way, Washington on November 22,1996.

BORROWER'S ADDRESS:                     BORROWER: T & W FUNDING COMPANY VI, LLC

P.0. Box 3028                           By: ____________________________________
Federal Way, Washington 98063               Michael A. Price, Managing Member

                                        By: ____________________________________
                                            Thomas W. Price, Managing Member

BANK ADDRESS:                           SEAFIRST BANK
1001 Fourth Avenue
P.0. Box 3586 HOB-4                     By: ____________________________________
Seattle, Washington 98124                   William J. Pitt, Vice President

Borrower's checking account to which advances shall be deposited and payment charged:

Account Number 67692004                 Branch of Seafirst Bank: _______________



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              c. At the request of Bank, Borrower shall assemble the collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to both parties; and Bank may make notification as provided by this agreement and pursue collection, or, at Borrower's option, sell all or part of the collateral and make application of all proceeds or sums due on indebtedness as provided for in this agreement; and

              d. Borrower agrees that a period of ten days from the time notice is sent by first class mail or otherwise, shall be a reasonable period of notification of a sale or other disposition of the collateral; and

              e. Borrower agrees that any notice or other communication by Bank to it shall be sent to the mailing address stated herein; and

              f. Borrower agrees to pay on demand, the amount of all expenses reasonably incurred by Bank, arising out of or in connection with this Agreement or the debt secured hereby, including but not being limited to reasonable attorney's fees incurred by Bank whether incurred in protecting or defending the priority of Bank's interest, or in collection of realization procedures, or in defending Bank against claims asserted by Borrower or others; including fees incurred in both trial and appellate courts, or fees incurred without suit. The sums agreed to be paid in this paragraph shall be secured hereby; and

              g. Bank or its authorized agent shall at all reasonable times have the right to be present at Borrower's place of business to receive all communications and remittances relating to said collateral; and

              h. Borrower agrees to pay any deficiency remaining after application of the net proceeds to any indebtedness secured hereby.

       9. APPLICATION LAW; SUCCESSORS. This Agreement and indebtedness and obligations are subject to the laws of the United States and the State of Washington and are to be construed in accordance therewith. All rights of Bank hereunder extend to the successors and assigns of Bank and to the holder of any note or participation evidencing indebtedness granted hereunder. The obligations of Borrower hereunder, extend to and are binding upon the Borrower's heirs, representatives, successors and assigns, provided that Borrower may not assign any rights granted hereunder.

       EXECUTED AT Federal Way, Washington on November 22,1996.

BORROWER'S ADDRESS:                     T & W FUNDING COMPANY VI, LLC
P.0. Box 3028
Federal Way, Washington 98063           By: ____________________________________
                                            Michael A. Price, Managing Member

                                        By: ____________________________________
                                            Thomas W. Price, Managing Member

BANK ADDRESS:                           SEAFIRST BANK
1001 Fourth Avenue
P. 0. Box 3586 HOB-4                    By: ____________________________________
Seattle, Washington 98124                   William J. Pitt, Vice President

Borrower's checking account to which advances shall be deposited and payment charged:

Account Number 67692004                 Branch of Seafirst Bank: _______________




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                  [FINANCIAL CORPORATION LETTERHEAD]


                                    Exhibit A

                                14 November 1996

Mr. Bill Pitt
SEAFIRST BANK
BUSINESS BANKING #78
HOB-4

RE: BORROWING SUMMARY (For T & W Funding Co VI LLC)

BORROWING BASE SUMMARY
-   Total Eligible Lease Payments
    Receivable Discounted at 8% as of 11/14/96                $13,870,660.16

-   Margin @ 90%                                                        x 90%

-   Borrowing Base (Note Amount)                              $12,483,594.14

    DEBT SUMMARY
-   Bank Note Amount                                          $12,483,594.14

    BORROWING CAPACITY SUMMARY
-   Borrowing base                                            $12,483,594.14

-   Outstanding Note Balance                                  $11,324,036.65

-   Borrowing Capacity/Request                                $ 1,159,557.49

The undersigned hereby certifies that the above information is true and correct.


Sincerely,

T & W Funding Co VI LLC.


                                                  [SEAL]


M. A. Price, Managing Member
MAP/dld
TOM/SEAFIRST.TOM



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